UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    February 27, 2014

POKERTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Registrant”), in connection with the items set forth below.

Item 1.01.               Entry into a Material Definitive Agreement.

On February 27, 2014, the Registrant entered into the Eighth Amendment to the Loan and Security Agreement (the “Loan Agreement”) between the Registrant and Silicon Valley Bank (“SVB”) to extend the maturity date of the SVB credit facility to January 14, 2015. All other terms and conditions of the Loan Agreement remain in full force and effect.

The foregoing summary is qualified in its entirety by reference to the Eighth Amendment to the Loan Agreement which is attached as Exhibit 10.1 hereto.

Item 5.02.	Compensatory Arrangements of Certain Officers.

On March 4, 2014, the Registrant entered into new employment agreements (the “Employment Agreements”) with Mark Roberson and James Crawford (the “Named Executive Officers”), for their continued employment with the Registrant as chief executive officer and president, respectively. Upon execution of the new agreements, any preexisting employment agreements between the Named Executive Officers and the Registrant along with all rights and obligations of the parties thereunder were immediately terminated. Except as set forth below, the Employment Agreements are substantially identical and provide, inter alia, as follows:

Term: The Named Executive Officers are “at will” employees.

Base Salary: $185,000 per annum for Mr. Roberson and $175,000 per annum for Mr. Crawford.

RSU Grant: Mr. Roberson was awarded 300,000 Restricted Stock Units which will fully vest in 24 months from the grant date and will be governed by the PokerTek 2009 Stock Incentive Plan.

Incentive Compensation: Each of Messrs. Roberson and Crawford is eligible to receive an annual incentive bonus in an amount up to 60% and 40% of his annual base salary, respectively, to be determined at the sole discretion of the Registrant’s Compensation Committee.

Retention Incentive: Each of Messrs. Roberson and Crawford is eligible to receive a retention incentive payment in the event of the closing of a merger, sale, or purchase transaction (“Retention Bonus”). Mr. Roberson’s Retention Bonus will be equal to his annual base salary and Mr. Crawford’s Retention Bonus will be $100,000. In addition, Mr Roberson is also eligible to receive his Retention Bonus in 12 monthly payments of $15,417 beginning January 1, 2015 if he remains with the Registrant through December 31, 2014.

Benefits. Each individual is entitled to participate in any retirement plans, pension, insurance, health, disability or other benefit plan or program that is maintained by the Registrant.

The foregoing summary is qualified in its entirety by reference to their respective Employment Agreements, which are attached as Exhibits 10.2 and 10.3 hereto.

Item 9.01.                      Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Eighth Amendment to the Loan and Security Agreement, dated February 27, 2014, between the Registrant and Silicon Valley Bank
10.2**	Employment Agreement, dated March 4, 2014, between the Registrant and Mark Roberson.
10.3**	Employment Agreement, dated March 4, 2014, between the Registrant and James Crawford.
**	This exhibit is a management contract or compensatory plan or arrangement.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PokerTek, Inc.

Dated: March 4, 2014                                                                                                    By: /s/ Mark D. Roberson
                         Mark D. Roberson
                         Chief Executive Officer